UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012 (June 15, 2012)

iPayment Holdings, Inc.

iPayment, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-177233-19 000-50280	20-4777880 62-1847043
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

126 East 56th Street, 33rd Floor

New York, New York 10022

(Address and zip code of principal executive offices)

(212) 802-7200

(Registrants’ telephone number, including area code)

Not Applicable

(Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2012, iPayment, Inc. (the “company”) issued a press release announcing the hiring of Philip J. Ragona as Senior Vice President and General Counsel, effective April 16, 2012. In connection with the hiring of Mr. Ragona, the company and Mr. Ragona entered into an employment agreement on March 26, 2012. A copy of the press release and the employment agreement are attached as Exhibits 99.1 and 10.1, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the company and iPayment Holdings, Inc. on March 30, 2012.

On June 15, 2012, pursuant to the terms of the employment agreement, the company and Mr. Ragona entered into an indemnification agreement, which agreement is based upon the company’s standard form for directors and senior executives. The indemnification agreement generally provides that, subject to certain conditions, limitations and exceptions, the company will indemnify and hold harmless Mr. Ragona to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with a proceeding by reason of Mr. Ragona’s service to the company, including for any liability arising out of his negligence or active or passive wrongdoing. However, the company will not be obligated to make any payment to Mr. Ragona that is finally determined to be unlawful. The indemnification agreement also requires the company to advance all expenses incurred by or on behalf of Mr. Ragona in connection with a proceeding by reason of his service to the company.

The foregoing description of the indemnification agreement is a summary only and is qualified in its entirety by the full text of the indemnification agreement, the form of which was filed with the SEC as Exhibit 10.1 to the company’s Current Report on Form 8-K on October 7, 2011 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Incorporated herein by reference
		Form	Date

10.1	Form of Indemnification Agreement	Current Report on Form 8-K	October 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT HOLDINGS, INC. IPAYMENT, INC.

By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director

Dated: June 18, 2012